Form N-SAR




SUB-ITEM 77E:  LEGAL PROCEEDINGS

Since October 2003, Federated and
 related entities collectively,
Federated and various Federated
funds Funds have been named
as defendants in several class
action lawsuits now pending in the
United States District Court for
the District of Maryland. The
 lawsuits were purportedly filed
on behalf of
people who purchased, owned
and or redeemed shares of
Federated-sponsored mutual funds during
specified periods beginning
November 1 1998 The suits
are generally similar in alleging
that Federated
engaged in illegal and improper
 trading practices including
market timing and late trading
in concert with
certain institutional traders
which allegedly caused financial
injury to the mutual fund shareholders
These lawsuits began to be filed
shortly after Federated's first
 public announcement that it had
 received
requests for information on
shareholder trading activities
 in the Funds from the SEC the
 Office of the
New York State Attorney General
 NYAG and other authorities
 In that regard on November 28
2005 Federated announced that
it had reached final settlements
 with the SEC and the NYAG with respect
to those matters Specifically
the SEC and NYAG settled proceedings
 against three Federated
subsidiaries involving undisclosed
market timing arrangements and late
 trading The SEC made findings
that Federated Investment Management
Company FIMC an SEC registered
 investment adviser to
various Funds and Federated Securities
Corp an SEC registered broker dealer
and distributor for the
Funds violated provisions of the
 Investment Advisers Act and Investment
Company Act by approving
but not disclosing three market timing
 arrangements or the associated conflict of interest between FIMC and the funds involved in the arrangements either to other fund shareholders or to the funds' board and
that Federated Shareholder Services
Company formerly an SEC registered
 transfer agent failed to
prevent a customer and a Federated
 employee from late trading in
violation of provisions of the
Investment Company Act The NYAG
found that such conduct violated
 provisions of New York State
law Federated entered into the
 settlements without admitting or
denying the regulators findings As
Federated previously reported in
2004 it has already paid approximately
8.0 million to certain funds as
determined by an independent
 consultant As part of these
settlements Federated agreed
 to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional 72 million and among
other things agreed that it
would not serve as investment
adviser to any registered investment
company
unless i at least 75 of the
fund's directors are independent
of Federated, ii the chairman of
 each such
fund is independent of Federated
iii no action may be taken by
the funds board or any committee
thereof unless approved by a
 majority of the independent
trustees of the fund or committee
 respectively
and iv the fund appoints a
senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by the
 fund with applicable laws and
fiduciary duties and for managing the
process by which management
fees charged to a fund are
approved The settlements are
described in
Federateds announcement which
 along with previous press releases
 and related communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as defendants
in several additional lawsuits the
majority of which are now
pending in the United States
 District Court for the Western
District of
Pennsylvania alleging among
other things excessive advisory
 and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits Federated and the Funds and their respective counsel are
reviewing the allegations and
intend to defend this litigation
 Additional lawsuits based upon similar
allegations may be filed in the
 future The potential impact of
 these lawsuits all of which sek
unquantified damages attorneys
 fees and expenses and future
potential similar suits is uncertain
Although we do not believe that
these lawsuits will have a material
adverse effect on the Funds, there can
be no assurance that these suits
ongoing adverse publicity and or
other developments resulting from the
regulatory investigations will not
result in increased Fund redemptions
reduced sales of Fund shares or
other adverse consequences for the Funds